Exhibit 99.2

                                                INVESTOR RELATIONS CONTACT:
                                                                   Tim Iris
                                                      Phone: (631) 847-3169
                                                          tiris@gensemi.com
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                                                             MEDIA CONTACT:
                                                                George Sard
                                                                 David Reno
                                                           Jonas Leddington
                                                    Citigate Sard Verbinnen
                                                      Phone: (212) 687-8080

FOR IMMEDIATE RELEASE


                GENERAL SEMICONDUCTOR SENDS LETTER TO VISHAY


MELVILLE, NY (April 4, 2001) - General Semiconductor, Inc. (NYSE-SEM) ), a leading manufacturer of power management devices, today announced that it has sent the following letter to Vishay Intertechnology, Inc. (NYSE-VSH) in reply to Vishay's April 2, 2001 letter expressing an interest in a business combination with General Semiconductor:

     "Dear Dr. Zandman:

               We received your letter of April 2, 2001 expressing interest in a business combination with General Semiconductor. We will consider your letter at the next regularly scheduled meeting of our Board of Directors on April 18, 2001 and, thereafter, will advise you of our response.


     Sincerely yours,

     Ronald A. Ostertag
     Chairman of the Board, President and
     Chief Executive Officer"

General Semiconductor remains committed to pursuing a course of action in the best interests of the Company and its stockholders. General
Semiconductor further announced that it retained Credit Suisse First Boston Corporation to act as its financial advisor.

ABOUT GENERAL SEMICONDUCTOR

General Semiconductor, Inc. is a market leader in the design, manufacture and distribution of power semiconductor components. The Company provides customers with a broad array of power management products including rectifiers, transient voltage suppressors, small-signal transistors, diodes and MOSFETs. Its global customer base includes original equipment manufacturers, electronic distributors and contract equipment manufacturers. Key markets for its products include automotive, computers, consumer and telecommunications equipment.

The information set forth above includes "forward-looking" information and, accordingly, the cautionary statements contained in Exhibit 99 to the Company's Form 10-K filing with the Securities and Exchange Commission are incorporated herein by reference.

         VISIT GENERAL SEMICONDUCTOR ON THE WEB AT www.gensemi.com
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